    Exhibit 5.8

CONSENT OF EXPERT

August 26, 2019

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Stephen Juras, do hereby consent to:

(1)
the filing of the written disclosure regarding (i) the “Technical Report, Kişladağ Milling Project, Turkey” effective March 16, 2018; (ii) the “NI 43-101 Technical Report Skouries Project Greece” effective January 1, 2018; (iii) the “Technical Report on the Efemcukuru Project” dated September 17, 2007 and effective August 1, 2007; (iv) the “Technical Report for the Lamaque Project, Quebec, Canada” effective March 21, 2018; and (v) other information pertaining to these projects, and the description of all mineral resources of Eldorado Gold Corporation (the “Company”) other than for the Sapes and Efemcukuru properties (together, the “Technical Disclosures”), in relation to the Annual information Form of the Company for the period ended December 31, 2018 (the “AIF”);

(2)
the Technical Disclosures contained in or incorporated by reference into the Company’s Form F-10 Registration Statement (the “Form F-10”), being filed with the United States Securities and Exchange Commission and any amendments thereto;

(3)
the use of my name in the AIF and Form F-10; and

(4)
the incorporation by reference of the AIF into the Form F-10.

By:	/s/ Stephen Juras
Stephen Juras, P.Geo
Eldorado Gold Corporation
Director, Technical Services